Exhibit 4.1

AMERICAN EXPRESS ISSUANCE TRUST II

AMENDMENT TO

SERIES 2013-1 INDENTURE SUPPLEMENT

AMENDMENT TO SERIES 2013-1 INDENTURE SUPPLEMENT, dated as of April 24, 2013 (this “Amendment”), to the Series 2013-1 Indenture Supplement, dated as of March 21, 2013 (the “Indenture Supplement”), to the Amended and Restated Indenture, dated as of March 12, 2013 (as amended and restated, the “Indenture”), between American Express Issuance Trust II, a statutory trust organized under the laws of the State of Delaware, as Issuer (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”) and as Securities Intermediary.

RECITALS

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture Supplement and the Indenture.

WHEREAS, pursuant to Section 10.01 of the Indenture, the Issuer has delivered to the Indenture Trustee and to Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”), an Officer’s Certificate to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future.

WHEREAS, the Issuer and the Indenture Trustee have satisfied all conditions precedent contained in the Indenture to entering into this Amendment, and this Amendment is authorized and permitted under the Indenture.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Indenture Supplement or the Indenture, as the case may be.

ARTICLE II

AMENDMENT TO INDENTURE SUPPLEMENT

SECTION 2.01. Amendment to Section 2.01. The definition of “Record Date” in Section 2.01 of the Indenture Supplement is hereby deleted.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Ratification of Indenture Supplement. As amended by this Amendment, the Indenture Supplement is in all respects ratified and confirmed and the Indenture Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 3.02. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

SECTION 3.03. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 3.04. Effectiveness. The amendments provided for by this Amendment shall become effective as of April 24, 2013 upon receipt by the Indenture Trustee and the Owner Trustee of the following:

(a) evidence satisfactory to the Indenture Trustee and the Owner Trustee that the Note Rating Agency Condition has been satisfied with respect to the Amendment;

(b) an Issuer Certificate to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

(c) an Issuer Tax Opinion;

(d) an Opinion of Counsel delivered pursuant to Section 10.03 of the Indenture; and

(e) counterparts of this Amendment, duly executed by the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS ISSUANCE TRUST II,
as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Erwin M. Soriano
	Name:	Erwin M. Soriano
	Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON, as Indenture Trustee and Securities Intermediary

By:	/s/ Michael Commisso
	Name:	Michael Commisso
	Title:	Vice President

[Amendment to Series 2013-1 Indenture Supplement]